Exhibit 10.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements (Nos. 333-73898 and 333-12208) on Form S-8 of our report dated February 24, 2005, (except for Note 22, as which the date is April 14, 2005), (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the plan for merger, legal proceeding against the company and the differences in accounting with US GAAP), relating to the financial statements of Terra Networks, S.A. and subsidiaries appearing in the Annual Report on Form 20-F of Terra Networks, S.A. and subsidiaries for the year ended December 31, 2004.







DELOITTE, S.L.
Madrid
April 14, 2005